                                                                     EXHIBIT 4.3

                             Dated December 19,2003

                              SHANDA MEDIA LIMITED
                   (formerly known as TWIN LUCK VENTURES LTD.)

                                       and

                     SHANDA INVESTMENT INTERNATIONAL LIMITED
                   (formerly known as LUCK JOY VENTURES LTD.)

                                       and

                        SB ASIA INFRASTRUCTURE FUND L.P.
                                    (Sellers)

                                       and

                    SHANDA INTERACTIVE ENTERTAINMENT LIMITED
                                   (Purchaser)

                                       and

                             SHANDA HOLDINGS LIMITED

                    ----------------------------------------

                            SHARE PURCHASE AGREEMENT

                    ----------------------------------------

This Share Purchase Agreement (this "AGREEMENT") is made on December 19, 2003

AMONG:

(1) Shanda Media Limited (formerly known as Twin Luck Ventures Ltd.), an international business company formed under the laws of the British Virgin Islands ("BVI") ("SHANDA MEDIA");

(2) Shanda Investment International Limited (formerly known as Luck Joy Ventures Ltd.), an international business company formed under the laws of the BVI ("SHANDA INTERNATIONAL");

(3) SB Asia Infrastructure Fund L.P., a limited partnership formed under the laws of the Cayman Islands ("CAYMAN") ("SAIF", together with Shanda Media and Shanda International, the "SELLERS");

(4) Shanda Holdings Limited (formerly known as Spirit High Ventures Limited), an international business company formed under the laws of the BVI (the "COMPANY"); and

(5) Shanda Interactive Entertainment Limited (formerly known as Shanda (Cayman) Holdings Limited), an exempted company incorporated under the laws of Cayman (the "PURCHASER").

                                    RECITALS

(A) In connection with the proposed listing of the Purchaser's shares on the Nasdaq National Market System, a corporate reorganization involving the Company will take place whereby the Company will become a wholly owned subsidiary of the Purchaser.

(B) Pursuant to the abovementioned corporate reorganization, the Sellers will sell to the Purchaser, and the Purchaser will purchase from the Sellers, the entire issued share capital of the Company subject to and upon the terms and conditions of this Agreement.

                                   WITNESSETH

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       Interpretation.

1.1 In this Agreement and the Schedules hereto, the following words and expressions shall, where the context so admits, bear the following meanings:

         "AGREEMENT" has the meaning set forth in the preamble hereto.

         "BVI" has the meaning set forth in the preamble hereto.

         "CAYMAN" has the meaning set forth in the preamble hereto.

         "CENTRE" has the meaning set forth in Section 10.7 hereof.

         "CLOSING" has the meaning set forth in Section 5.1 hereof.

         "COMPANY" has the meaning set forth in the preamble hereto.

         "COMPANY COMMON STOCK" means ordinary shares in the share capital of the Company, of a par value of US$0.01 each.

         "COMPANY ESOP" means the employee stock option plan duly adopted by the Company.

         "COMPANY SERIES A PREFERRED STOCK" means Series A Preferred Stock in the capital of the Company, of a par value of US$0.01 each.

         "COMPANY SERIES A-1 PREFERRED STOCK" means Series A-l Preferred Stock in the capital of the Company, of a par value of US$0.01 each.

         "COMPANY SHAREHOLDERS AGREEMENT" means that certain Shareholders Agreement, dated as of March 4,2003, among the Company, Shanda Media, Shanda International, SAIF, CHEN Tianqiao, CHEN Danian and Shanghai Shanda.

         "COMPANY STOCK OPTION" has the meaning set forth in Section 4 hereof.

         "CONSIDERATION SHARES" means 89,728,818 shares of Purchaser Common Stock, 25,112,870 shares of Purchaser Series A Preferred Stock and 4,947,230 shares of Purchaser Series A-l Preferred Stock to be issued and allotted in exchange for the Sale Shares.

         "ENCUMBRANCES" has the meaning set forth in Section 6.1 hereof.

         "GROUP" means The Company and the Subsidiary.

         "HONG KONG" means the Hong Kong Special Administrative Region of the
PRC.

         "PRC" means The People's Republic of China.

         "PURCHASER" has the meaning set forth in the preamble hereto.

         "PURCHASER COMMON STOCK" means ordinary shares in the share capital of the Purchaser, of a par value of US$0.01 each.

         "PURCHASER ESOP" has the meaning set forth in Section 4 hereof.

         "PURCHASER SHAREHOLDERS AGREEMENT" means the Shareholders Agreement substantially in the form attached hereto as Exhibit A to be entered into among the Purchaser, Shanda Media, Shanda International, SAIF, CHEN Tianqiao, CHEN Danian and Shanghai Shanda at the Closing.

         "PURCHASER SERIES A PREFERRED STOCK" means Series A Preferred Stock in the capital of the Purchaser, of a par value of US$0.01 each.

         "PURCHASER SERIES A-1 PREFERRED STOCK" means Series A-l Preferred Stock in the capital of the Purchaser, of a par value of US$0.01 each.

         "RESTATED MEMORANDUM AND ARTICLES" means the Amended and Restated Memorandum and Articles of Association of the Purchaser substantially in the form attached hereto as Exhibit B to be adopted by the Purchaser prior to the Closing.

         "SAIF" has the meaning set forth in the preamble hereto.

         "SALE SHARES" means 89,728,818 shares of Company Common Stock, 25,112,870 shares of Company Series A Preferred Stock and 4,947,230 shares of Company Series A-l Preferred Stock to be sold to the Purchaser hereunder.

         "SELLERS" has the meaning set forth in the preamble hereto.

         "SHANDA INTERNATIONAL" has the meaning set forth in the preamble hereto.

         "SHANDA MEDIA" has the meaning set forth in the preamble hereto.

         "SHANGHAI SHANDA" means Shanghai Shanda Internet Development Co., Ltd., a limited liability company organized and existing under the laws of the PRC.

         "SUBSIDIARY" means [Chinese name], a wholly foreign-owned enterprise established in the PRC.

         "US$" means United States dollars, the lawful currency of the United States.

1.2 Words importing the singular shall include the plural and vice versa and words importing any gender shall include all other genders and references to persons shall include corporations and unincorporated associations.

1.3 References to this Agreement shall include the Schedules hereto which shall form part hereof and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.4 The obligations of the Sellers and the Company shall, save where the context expressly requires to the contrary, be joint and several.

2.       Purchase and Sale of Shares.

2.1 On and subject to the terms of this Agreement, at the Closing, each of the Sellers shall sell those of the Sale Shares set against their respective names in column (2) of Schedule 1 and the Purchaser shall purchase the same in each case free from all liens, charges, encumbrances and other equities of any description and together with all rights and benefits now and hereafter attaching thereto, including (without limitation) all rights to dividends and other distributions hereafter paid declared or made in respect of the Sale Shares.

2.2 Each of the Sellers hereby waives all pre-emptive, right of first refusal and similar rights with respect to the sale and transfer of the Sale Shares to which the Sellers may be entitled under the Amended and Restated Memorandum and Articles of Association of the Company or the Company Shareholders Agreement.

2.3 Nothing in this Agreement shall oblige the Purchaser to buy any of the Sale Shares or otherwise complete this Agreement unless the sale and purchase of all of the Sale Shares are completed simultaneously.

3.       Consideration.

         The consideration payable by the Purchaser to the Sellers for the Sale Shares shall be satisfied or deemed to have been satisfied in full by the Purchaser allotting and issuing to each of the Sellers, respectively, the number of Consideration Shares as set against their respective names in Column (3) of Schedule 1, credited as fully paid.

4. Options. At and subject to the Closing, the Purchaser shall take all corporate actions necessary to assume the Company ESOP (including the form of option agreement attached thereto), a copy of which is attached hereto as Exhibit C, and all obligations under the options previously granted thereunder. At the Closing, each outstanding employee or director option to purchase shares of Company Common Stock granted under the Company ESOP ("COMPANY STOCK OPTION"), whether vested or unvested, shall be assumed by the Purchaser. At the Closing, (i) each Company Stock Option then outstanding shall entitle the holder thereof to acquire the same number of shares of Purchaser Common Stock as the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Closing, (ii) the exercise price per share of Purchaser Common Stock subject to any such Company Stock Option shall be equal to the exercise price per share of Company Common Stock subject to such Company Stock Option immediately prior to the Closing and (iii) each Company Stock Option shall be subject to the same terms and conditions as in effect immediately prior to the Closing. The Purchaser shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Purchaser Common Stock for delivery upon exercise of Company Stock Options.

5.       Closing

5.1 Unless otherwise agreed, the purchase and sale of the Sale Shares and the issuance of the Consideration Shares shall take place on a date and at a location to be agreed by the parties hereto; provided that all the conditions precedent shall have been satisfied or waived, but in no event later than December 31,2003 (the "CLOSING").

5.2      At the Closing:

         (a)      The Sellers shall deliver to the Purchaser:

                  (i) Duly executed transfers of the Sale Shares in favour of the Purchaser together with the share certificates therefor or an indemnity in a form reasonably required by the Purchaser in the case of any missing share certificates; and

                  (ii) A counterpart of the Purchaser Shareholders Agreement duly executed by each Seller;

         (b) The Company shall deliver to the Purchaser all the constitutive documents of each member of the Group, including (without limitation) the certificates of incorporation, certificates of incorporation on change of name (if any), memorandum and articles of association, the common seals, minute books, registers of members and registers of directors (both duly written up to date), share certificate books and all other statutory records and documents of each member of the Group; and

         (c)      The Purchaser shall deliver to each of the Sellers:

                  (i) Share certificates representing the number of Consideration Shares as set against their respective names in Column (3) of Schedule 1;

                  (ii) A copy of the register of members of the Purchaser evidencing the issue and allotment of relevant number of the Consideration Shares to each of the Sellers, respectively; and

                  (iii) A counterpart of the Purchaser Shareholders Agreement duly executed by the Purchaser.

6. Representations and Warranties of the Company and the Sellers. Each of the Sellers and the Company hereby represents and warrants to the Purchaser as follows:

6.1 Organization, Good Standing and Qualification. Each of the Sellers and the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

6.2 Ownership; Title. Each Seller is the sole beneficial and record owner of the number of Sale Shares as set against its name in Column (2) of
         Schedule 1, owns such shares free and clear of any and all liens, encumbrances, and restrictions ("ENCUMBRANCES") on transfer of any and every nature whatsoever except for restrictions on transfer deriving from applicable securities laws and restrictions under the Amended and Restated Memorandum and Articles of Association of the Company and the Company Shareholders Agreement, and has good, valid, and marketable title to and the right to transfer such shares to the Purchaser. No person or entity other than the Purchaser has any written or oral agreement, arrangement or understanding or option to or any right or privilege (whether by law, preemption, or contract) that is an agreement, arrangement, understanding, or option for the purchase or acquisition from any Seller of any shares of capital stock or other securities of Company. After giving effect to the transactions contemplated herein, the Purchaser will own, and have good, valid and marketable title to all of the Sale Shares, free and clear of any and all Encumbrances.

6.3 Authorization; Execution; Enforceability. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized and approved by all requisite actions on the part of each of the Sellers and the Company, and no other approval or authorization is required on the part of any of the Sellers or the Company, or any other person by law or otherwise in order to make this Agreement the legal, valid, binding, and enforceable obligation of each of the Sellers and the Company. This Agreement has been duly executed and delivered by each of the Sellers and the Company and is the legal, valid, and binding obligation of each of the Sellers and the Company enforceable against each of the Sellers and the Company in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally.

6.4 No Conflict or Violation. The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not (a) conflict with or violate the provisions of any applicable law, rule, or order, (b) conflict with or constitute a breach or default under any agreement or contract by which any of the Sellers or the Company is bound, or (c) require the consent or approval of, or filing with, any governmental body or third party.

6.5 Capitalization of the Company. As of the date hereof, the authorized share capital of the Company consists of the following:

         (i) 30,060,100 shares of preferred stock, par value US$0.01 per share, 25,112,870 shares of which are Company Series A Preferred Stock and 4,947,230 shares of which are Company Series A-l Preferred Stock and all of which are issued, outstanding and held by SAIF;

         (ii) 186,000,000 shares of Company Common Stock, 89,728,818 shares of which are issued and outstanding, of which 66,536,939 shares are held by Shanda Media, 23,191,879 shares are held by Shanda International and 13,309,880 shares are reserved for grant to employees or for issuance upon exercise of options pursuant to the Company ESOP.

         Except as set forth in the Amended and Restated Memorandum and Articles of Association of the Company in effect from time to time and the Company Shareholders Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), subscriptions, or other rights, proxy or stockholders agreements or agreements of any kind, either directly or indirectly, entitling the holder thereof to purchase or otherwise acquire or to compel the Company to issue, repurchase or redeem any equity securities of the Company.

7.       Representations and Warranties of Purchaser.

7.1 Organization, Good Standing and Qualification. The Purchaser is duly organized, validly existing and in good standing under the laws of Cayman, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

7.2 Authorization; Execution; Enforceability. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized and approved by all requisite actions on the part of the Purchaser, and no other approval or authorization is required on the part of the Purchaser, or any other person by law or otherwise in order to make this Agreement the legal, valid, binding, and enforceable obligation of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and is the legal, valid, and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally.

7.3 No Conflict or Violation. The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not (a) conflict with or violate the provisions of any applicable law, rule, or order, (b) conflict with or constitute a breach or default under any agreement or contract by which the Purchaser is bound, or (c) require the consent or approval of, or filing with, any governmental body or third party.

7.4 Capitalization. After the Restated Memorandum and Articles have been adopted by way of special resolution and have become effective and immediately prior to the Closing, the authorized capital of the Purchaser will consist of:

         (i)      186,000,000 shares of Purchaser Common Stock; and

         (ii) 30,060,100 shares of preferred stock, par value US$0.01 per share, 25,112,870 of which are Purchaser Series A Preferred Stock and 4,947,230 shares of which are Purchaser Series A-l Preferred Stock.

         Except as set forth in the Restated Memorandum and Articles and the Purchaser Shareholders Agreement, there will be no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), subscriptions, or other rights, proxy or stockholders agreements or agreements of any kind, either directly or indirectly, entitling the holder thereof to purchase or otherwise acquire or to compel the Purchaser to issue, repurchase or redeem any equity securities of the Purchaser.

7.5 Valid Issuance of Consideration Shares. The Consideration Shares that are being issued and allotted by the Purchaser hereunder, when issued, sold and delivered to the Sellers in accordance with the terms of this Agreement in exchange for the Sale Shares, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement or under the Restated Memorandum and Articles. The Purchaser Common Stock issuable upon conversion of the Purchaser Series A Preferred Stock and the Purchaser Series A-l Preferred Stock issued under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Memorandum and Articles, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Purchaser Shareholders Agreement or under the Restated Memorandum and Articles.

8.       Conditions to Purchaser's Obligations at Closing.

8.1 Representations and Warranties. The representations and warranties of the Sellers and the Company contained in Section 6 shall be true and accurate on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

8.2 Performance. Each of the Sellers and the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing.

8.3 Approvals and Consents. All authorizations, approvals, consents or permits of any competent governmental authority or regulatory body or of any third party that are required in connection with the lawful sale and transfer of the Sale Shares pursuant to this Agreement (including without limitation any waivers for all rights of first refusal) shall have been duly obtained and effective as of the Closing.

8.4 Proceedings and Documents. All corporate, legal and other proceedings taken by each of the Sellers and the Company in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

9.       Conditions of Seller's Obligations at Closing.

9.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 6 shall be true and accurate on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

9.2 Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

9.3 Approvals and Consents. All authorizations, approvals, consents or permits of any competent governmental authority or regulatory body or of any third party that are required in connection with the lawful issuance and sale of the Consideration Shares pursuant to this Agreement (including without limitation any waivers for all rights of first refusal) shall have been duly obtained and effective as of the Closing.

9.4 Proceedings and Documents. All corporate, legal and other proceedings taken by the Purchaser in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Sellers, and the Sellers shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request

9.5 Restated Memorandum and Articles. The Purchaser shall have duly adopted the Restated Memorandum and Articles by all necessary corporate action of the Board of Directors and shareholders of the Purchaser that takes effect prior to the Closing. The Purchaser shall file the Restated Memorandum and Articles with the Registrar of Companies of the Cayman Islands within fifteen (15) days of passing the special resolution adopting the same.

9.6 ESOP. The Purchaser shall have assumed the Company ESOP and all of the outstanding Company Stock Options pursuant to Section 4 hereof.

10.      Miscellaneous.

10.1 Survival of Warranties. The warranties, representations and covenants of the parties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of party.

10.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to the subject matter hereof.

10.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.4 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or on the 10th day after the date mailed, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, or on the first business day following the date of transmission by facsimile.

10.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong without regard to principles of conflicts of laws.

10.7     Dispute Resolution.

         (i) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation. If within 30 days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

         (ii) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three arbitrators, who shall be qualified to practice Hong Kong law. In the event that the parties have not agreed on all arbitrators to constitute the arbitral panel within 30 days after a notice of arbitration, the Secretary General of the Centre shall appoint arbitrators to fill any unfilled positions on the panel.

         (iii) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 9.4, including the provisions concerning the appointment of arbitrators, the provisions of this Section 9.4 shall prevail.

         (iv) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

         (v) Each party to an arbitration hereunder shall cooperate with the other in making full disclosure of and providing complete access to all information and documents reasonably requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party and rights of privileges to which the parties or their advisors may enjoy.

         (vi) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

         (vii) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

10.8 Severability. If any provision of this Agreement is found unenforceable by a court of competent jurisdiction, such unenforceable provision shall not affect the other provisions but shall be deemed modified to the extent necessary to render it enforceable, preserving to the fullest extent permissible the intent of the parties.

10.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

10.10 Further Assurances. From and after the date hereof, upon the request of the Purchaser, the Sellers shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purpose of this Agreement.

                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SHANDA MEDIA LIMITED

                                        By: /s/ Chen Tianqiao
                                            ------------------------------------
                                        Name: Chen Tianqiao
                                        Title: Sole Member and Director
                                        Address: Beaufort House
                                                 P.O. Box No. 438
                                                 Road Town
                                                 Tortola, British Virgin Islands

                                        SHANDA INVESTMENT INTERNATIONAL LIMITED

                                        By: /s/ Chen Danian
                                            ------------------------------------
                                        Name: Chen Danian
                                        Title: Sole Member and Director
                                        Address: Beaufort House
                                                 P.O. Box No. 438
                                                 Road Town
                                                 Tortola, British Virgin Islands

                                        SB ASIA INFRASTRUCTURE FUND L.P.

                                        By:
                                            ------------------------------------
                                        Name: Andrew Y. Yan
                                        Title: Authorized Signatory
                                        Address: Suites 2115-2118
                                                 Two Pacific Place
                                                 88 Queensway, Hong Kong

                                        SHANDA HOLDINGS LIMITED

                                        By: /s/ Chen Tianqiao
                                            ------------------------------------
                                        Name: Chen Tianqiao
                                        Title: CEO
                                        Address: 1289 South Pudong Road,
                                                 Hua Rong Plaza, 21st Floor
                                                 Shanghai 200122, PRC

                                        SHANDA INTERACTIVE ENTERTAINMENT LIMITED

                                        By: /s/ Chen Tianqiao
                                            ------------------------------------
                                        Name: Chen Tianqiao
                                        Title: Director
                                        Address: Century Yard
                                                 Cricket Square
                                                 Hutchins Drive
                                                 P.O. Box 2681GT
                                                 George Town
                                                 Grand Cayman, British West
                                                 Indies

                                   SCHEDULE 1

                                    SELLERS

           Column (1)                          Column (2)                  Column (3)
-------------------------------------------------------------------------------------------
                                                                            NO. OF
    NAME AND ADDRESS OF SELLERS           NO. OF SALE SHARES         CONSIDERATION SHARES
-------------------------------------------------------------------------------------------
1.  Shanda Media Limited               66,536,939 shares of       66,536,939 shares of
                                       Company Common Stock       Purchaser Common Stock

-------------------------------------------------------------------------------------------
2.  Shanda Investment International    23,191,879 shares of       23,191,879 shares of
    Limited                            Company Common Stock       Purchaser Common Stock

-------------------------------------------------------------------------------------------
3.  SB Asia Infrastructure Fund L.P.   -   25,112,870 shares of   -   25,112,870 shares of
                                           Company Series A           Purchaser Series A
                                           Preferred Stock            Preferred Stock

                                       -   4,947,230 shares of    -   4,947,230 shares of
                                           Company Series A-1         Purchaser Series A-1
                                           Preferred Stock            Preferred Stock
-------------------------------------------------------------------------------------------

                                    EXHIBIT A

                             SHAREHOLDERS AGREEMENT

                                      EX-1

                                    EXHIBIT B

                        RESTATED MEMORANDUM AND ARTICLES

                                      EX-2

                                    EXHIBIT C

                           EMPLOYEE STOCK OPTION PLAN

                                      EX-3